EXHIBIT 21.1
Subsidiaries of Cinedigm Corp. (the "Company")

1.	Access Digital Media, Inc., a Delaware corporation and a wholly-owned subsidiary of Cinedigm DC Holdings, LLC.

2.	Hollywood Software, Inc., d/b/a AccessIT Software, a California corporation and a wholly-owned subsidiary of the Company.

3.	ADM Cinema Corporation d/b/a the Pavilion Theatre, a Delaware corporation and a wholly-owned subsidiary of the Company.

4.	Christie/AIX, Inc., a Delaware corporation and a wholly-owned subsidiary of Access Digital Media, Inc.

5.	Vistachiara Productions Inc., d/b/a The Bigger Picture, a Delaware corporation and a wholly-owned subsidiary of the Company.

6.	Access Digital Cinema Phase 2, Corp., a Delaware corporation and a wholly-owned subsidiary of the Company.

7.	Vistachiara Entertainment, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company.

8.	PLX Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Hollywood Software, Inc.

9.	Access Digital Cinema Phase 2 B/AIX Corp., a Delaware corporation and a wholly-owned subsidiary of Access Digital Cinema Phase 2 Corp.

10.	Cinedigm Digital Funding 1, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Christie/AIX, Inc.

11.	CDF2 Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Access Digital Cinema Phase 2 Corp.

12.	Cinedigm Digital Funding 2, LLC, a Delaware limited liability company and a wholly-owned subsidiary of CDF2 Holdings, LLC.

13.	Cinedigm Entertainment Corp., a New York corporation and a wholly-owned subsidiary of the Company.

14.	Cinedigm Digital Cinema Australia Pty Ltd, an Australian proprietary company and a wholly-owned subsidiary of the Company.

15.	Cinedigm DC Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company.

16.	Cinedigm Entertainment Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company.

17.	Cinedigm Home Entertainment, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cinedigm Entertainment Holdings, LLC.